UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2018

Bravatek Solutions, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed in the Current Report on Form 8-K filed on October 25, 2017, by Bravatek Solutions, Inc., a Colorado corporation (the “Corporation”), the Corporation entered into a Stock Purchase Agreement (the “Agreement”) with Johnny Bolton on October 25, 2017, to purchase HelpComm, Inc., a Virginia corporation (“HelpComm” and the purchase of HelpComm referred to hereinafter as the “Acquisition”). This Current Report on Form 8-K is being filed to disclose various matters in connection with the completion of the Acquisition.

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2018, the Corporation and Johnny Bolton and Johnathan Bolton (Johnny Bolton and Johnathan Bolton collectively the “Sellers”), entered into an Amended and Restated Stock Purchase Agreement (the “Amended Agreement”), amending the Agreement to (i) add Johnathan Bolton as a seller of HelpComm, (ii) add an option to purchase pursuant to which the Corporation shall have the right to purchase 8760, LLC, a Virginia limited liability company (“8760, LLC”), for $100.00 at any time in the Corporation’s discretion, (iii) update certain exhibits and schedules to the Agreement, and (iv) make the effective date of the Acquisition January 1, 2018. The foregoing description of the Amended Agreement and its terms is qualified in its entirety by reference to the full text of the Amended Agreement, which is attached hereto as Exhibit 2.1 to, and incorporated by reference in, this report.

Pursuant to the Amended Agreement, the Corporation agreed to purchase from the Sellers all of the issued and outstanding shares of stock of HelpComm effective as of January 1, 2018, in consideration of the payment of $25,000 to the Sellers and the issuance of 100,000 shares of Series D Preferred Stock of the Corporation to the Sellers, and the Corporation acquired the option to purchase 8760, LLC for $100.00. The entity 8760, LLC owns the real property from which HelpComm operates its business, and is subject to loan agreements, guaranteed by the Small Business Administration, which prohibit (i) any express change of ownership of 8760, LLC, or (ii) any disposition of 8760, LLC assets, including any real property, prior to repayment of the loans.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 12, 2018, the Corporation completed the Acquisition. The aggregate purchase price for the Acquisition consisted of (i) a $25,000 cash payment to the Sellers, and (ii) the issuance to the Seller of 100,000 shares of the Corporation’s Series D Preferred Stock, $0.0001 par value and having the rights described in Item 5.03 below (such description incorporated by reference into this Item 2.01), to the Sellers (the “Share Consideration”).

Item 3.02 Unregistered Sales of Equity Securities.

The description of the issuance of the Share Consideration to the Sellers set forth in Item 2.01 above is incorporated by reference into this Item 3.03. The issuance of the Share Consideration was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance did not involve a public offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2018, the Corporation amended its Articles of Incorporation (the “Articles of Amendment”) in the State of Colorado to designate a series of preferred stock, the “Series D Preferred Stock.” There were 100,000 shares of preferred stock designated as Series D Preferred Stock, $0.0001 par value. Each share of Series D Preferred Stock is convertible at the election of the holder into a number of shares of Corporation common stock equal to $24.00 divided by the volume-weighted average price of the common stock as reported on OTCMarkets.com on the trading day immediately preceding conversion, subject to a 4.99% beneficial ownership limitation. The holders of the Series D Preferred Stock do not have any rights to dividends or any liquidation preferences, and they do not have any voting rights prior to conversion into common stock. The foregoing description of the rights and preferences of the Series D Preferred Stock is qualified in its entirety by reference to the full text of the Articles of Amendment, which is filed as Exhibit 3.1 to, and incorporated by reference in, this report.

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Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Corporation will file any financial statements required by this Item not later than 71 days after January 19, 2018.

(b) Pro Forma Financial Information.

The Corporation will file any financial statements required by this Item not later than 71 days after January 19, 2018.

(d) Exhibits:

Exhibit No.	Description

2.1	Amended and Restated Stock Purchase Agreement, dated January 12, 2018, and effective as of January 1, 2018, by and among Bravatek Solutions, Inc., Johnny Bolton and Johnathan Bolton
3.1	Articles of Amendment Designating the Series D Preferred Stock filed January 12, 2018

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Stock Purchase Agreement, dated January 12, 2018, and effective as of January 1, 2018, by and among Bravatek Solutions, Inc., Johnny Bolton and Johnathan Bolton
3.1	Articles of Amendment Designating the Series D Preferred Stock filed January 12, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAVATEK SOLUTIONS, INC.

Date: January 23, 2018	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer

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